UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2007

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	44-0618012
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition

On July 24, 2007, O’Reilly Automotive, Inc. issued a press release announcing their 2007 second quarter earnings.  The text of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated July 24, 2007

The information in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2007	O’REILLY AUTOMOTIVE, INC.

By: /s/ Thomas McFall
Thomas McFall
Senior Vice President of Finance
Chief Financial Officer
(principal financial officer)

Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information contact:	Greg Henslee

Tom McFall

(417) 862-3333

O’REILLY AUTOMOTIVE, INC., REPORTS SECOND QUARTER 2007 EARNINGS

10.1% INCREASE IN GROSS PROFIT AND A 4.7% INCREASE IN EARNINGS PER SHARE

Springfield, MO, July 24, 2007 -- O’Reilly Automotive, Inc. (“O’Reilly” or “the Company”) (Nasdaq: ORLY) today announced revenues and earnings for the second quarter ended June 30, 2007, representing 55 consecutive quarters of record revenues, earnings and comparable store sales increases for O’Reilly since becoming a public company in April 1993.

Net income for the second quarter ended June 30, 2007, totaled $51.9 million, up 5.2% from $49.3 million for the same period in 2006. Diluted earnings per common share for the second quarter of 2007 increased 4.7% to $0.45 on 116.1 million shares compared to $0.43 for the second quarter of 2006 on 115.2 million shares. Sales for the three months ended June 30, 2007 totaled $643 million, up 8.8% from $591 million for the same period a year ago. Gross profit for the second quarter of 2007 increased to $287 million (or 44.7% of sales) from $261 million (or 44.1% of sales) for the second quarter of 2006, representing an increase of 10.1%. Operating, Selling, General and Administrative (“OSG&A”) expenses increased to $206 million (or 32.0% of sales) for the second quarter of 2007 from $183 million (or 30.9% of sales) for the second quarter of 2006, representing an increase of 12.6%.

Net income for the first six months of 2007 totaled $100.3 million, up 11.6% from $89.9 million for the same period a year ago. Diluted earnings per common share for the first six months of 2007 increased 11.5% to $0.87 on 115.9 million shares compared to $0.78 a year ago on 114.9 million shares. Sales for the first six months of 2007 totaled $1.26 billion, up 11.4% from $1.13 billion for the same period a year ago. Gross profit for the first six months of 2007 increased to $556 million (or 44.3% of sales) from $494 million (or 43.8% of sales) for the same period a year ago, representing an increase of 12.6%. OSG&A expenses increased to $398 million (or 31.7% of sales) for the first six months of 2007 from $351 million (or 31.1% of sales) for the same period a year ago, representing an increase of 13.3%.

Comparable store sales for stores open at least one year increased 2.0% and 4.3% for the second quarter and first six months of 2007, respectively.

“Considering the difficult economic conditions and unfavorable weather in several of our key markets, we’re pleased with the effort our Team put into delivering another successful and profitable quarter,” stated Greg Henslee, CEO and Co-President. “We continue to focus on opportunities to improve our operating efficiency while maintaining our commitment to providing the very best customer service in the industry.”

Ted Wise, COO and Co-President, stated, “Team O’Reilly continues to focus on growth opportunities with the opening of 44 net new stores in the second quarter, including our first stores in Ohio. We have also completed the successful relocation of our Minnesota distribution center to a larger, state of the art facility, which will allow us to further expand in the upper Midwest.”

The Company will host a conference call Wednesday, July 25, 2007, at 10:00 a.m. central time to discuss its results as well as future expectations. Investors may listen to the conference call live on the Company’s web site, www.oreillyauto.com, by clicking on “Investor Relations” then “News Room.”

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 1,731 stores in the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Ohio, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of June 30, 2007.

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as “expect,” “believe,” “anticipate,” “should,” “plan,” “intend,” “estimate,” “project,” “will” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company’s Form 10-K for the year ended December 31, 2006, for more details.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2007	June 30, 2006	December 31, 2006
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$92,484	$55,247	$29,903
Accounts receivable, net	92,202	82,612	81,048
Amounts receivable from vendors	48,839	62,334	47,790
Inventory	853,127	799,193	812,938
Other current assets	19,971	15,211	28,997
Total current assets	1,106,623	1,014,597	1,000,676

Property and equipment, at cost	1,349,332	1,108,717	1,214,854
Accumulated depreciation and amortization	361,391	300,867	331,759
Net property and equipment	987,941	807,850	883,095

Notes receivable, less current portion	28,047	32,532	30,288
Other assets, net	62,093	60,081	63,437
Total assets	$2,184,704	$1,915,060	$1,977,496

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$393,916	$358,090	$318,404
Accrued payroll	23,060	20,323	21,171
Accrued benefits and withholdings	46,661	47,287	44,032
Deferred income taxes	4,780	3,119	5,779
Other current liabilities	47,475	56,468	44,089
Current portion of long-term debt	25,315	265	309
Total current liabilities	541,207	485,552	433,784

Long-term debt, less current portion	75,311	100,678	110,170
Deferred income taxes	25,666	44,809	38,171
Other liabilities	49,957	22,319	31,275

Shareholders' equity:
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares – 114,836,096 as of June 30, 2007, 113,394,091 as of June 30, 2006 and 113,929,327 as of December 31, 2006	1,148	1,134	1,139
Additional paid-in capital	428,704	386,371	400,552
Retained earnings	1,062,711	874,197	962,405
Total shareholders’ equity	1,492,563	1,261,702	1,364,096
Total liabilities and shareholders’ equity	$2,184,704	$1,915,060	$1,977,496

Note: The balance sheet at December 31, 2006 has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Sales	$643,108	$591,199	$1,256,253	$1,127,746
Cost of goods sold, including warehouse and distribution expenses	355,923	330,271	699,787	633,390

Gross profit	287,185	260,928	556,466	494,356
Operating, selling, general and administrative expenses	205,627	182,692	397,716	351,154

Operating income	81,558	78,236	158,750	143,202
Other income (expense), net	781	162	771	(290)

Income before income taxes	82,339	78,398	159,521	142,912
Provision for income taxes	30,440	29,085	59,215	53,035

Net income	$51,899	$49,313	$100,306	$89,877

Net income per common share	$0.45	$0.44	$0.88	$0.80
Net income per common share-assuming dilution	$0.45	$0.43	$0.87	$0.78

Weighted-average common shares outstanding	114,533	113,253	114,288	112,890
Adjusted weighted-average common shares outstanding – assuming dilution	116,111	115,196	115,878	114,908

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

	June 30,
	2007	2006

Inventory turnover (1)	1.6	1.6
Inventory turnover, net of payables (2)	3.0	2.8

AP to inventory (3)	46.2%	44.8%
Debt-to-capital (4)	6.3%	7.4%
Return on equity (5)	13.7%	14.9%
Return on assets (6)	9.2%	9.8%

	Three Months Ended
	June 30,
	2007	2006
Other Information (in thousands):
Capital Expenditures	$76,533	$71,986
Depreciation and Amortization	$18,593	$15,717
Interest Expense	$739	$1,064
Lease and Rental Expense	$13,725	$12,353

Sales per weighted-average square foot (7)	$54.91	$56.64

Sales per weighted-average store (in thousands) (8)	$370	$379

Square footage (in thousands)	11,675	10,404

Store count:
New stores, net (9)	44	49
Total stores	1,731	1,555

Total employment	23,910	21,277

(1)    Calculated as cost of sales for the last 12 months divided by average inventory. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(2)    Calculated as cost of sales for the last 12 months divided by average inventory less accounts payable. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(3)    Accounts payable divided by inventory.

(4)    The sum of long-term debt and current portion of long-term debt, divided by the sum of long-term debt, current portion of long-term debt and total shareholders’ equity.

(5)    Last 12 months net income divided by average shareholders’ equity. Average shareholders’ equity is calculated by taking a simple average of the beginning and ending shareholders’ equity for the same period used in determining the numerator.

(6)    Last 12 months net income divided by average total assets. Average total assets is calculated by taking a simple average of the beginning and ending total assets for the same period used in determining the numerator.

(7)    Total sales less jobber sales, divided by weighted-average square feet. Weighted-average sales per square foot is weighted to consider the approximate dates of store openings or expansions.

(8)    Total sales less jobber sales, divided by weighted-average stores. Weighted-average sales per store is weighted to consider the approximate dates of store openings or expansions.

(9)    New stores, net reflects the closing of 2 stores during the second quarter of 2007, there were no store closings in the second quarter of 2006.